Exhibit 99.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements

For The Three Months Ended March 31, 2014

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in millions of U.S. dollars)

	March 31,	December 31,
	2014	2013
	(unaudied)
Assets
Current assets:
Cash and cash equivalents	$48.1	$29.8
Accounts receivable	35.4	49.5
Current portion of derivative instruments asset	0.1	0.2
Inventory	13.1	13.1
Prepayments and other current assets	13.2	10.4
Refundable income taxes	3.0	4.1
Total current assets	112.9	107.1

Property, plant, and equipment, net	851.6	882.4
Equity investment in unconsolidated affiliate	154.6	153.8
Power purchase agreements and intangible assets, net	396.7	416.3
Goodwill	296.3	296.3
Derivative instruments asset	—	1.2
Deferred financing costs	38.9	—
Other assets	9.5	9.9
Total assets	$1,860.5	$1,867.0

Liabilities
Current liabilities:
Accounts payable	$37.4	$34.4
Accrued interest	5.9	10.5
Other accrued liabilities	18.1	30.1
Current portion of long-term debt	6.2	190.2
Current portion of derivative instruments liability	14.9	18.7
Dividends payable	—	3.1
Other current liabilities	4.5	5.2
Total current liabilities	87.0	292.2

Long-term debt	784.6	423.1
Derivative instruments liability	46.2	61.9
Deferred income taxes	92.9	106.2
Power purchase and fuel supply agreement liabilities, net	37.0	38.7
Other long-term liabilities	55.8	59.2
Total liabilities	1,103.5	981.3

Commitments and contingencies

Equity
Partners’ capital	1,019.9	1,011.6
Preferred shares issued by a subsidiary company	221.3	221.3
Accumulated other comprehensive loss	(40.8)	(22.2)
Retained deficit	(443.4)	(325.0)
Total equity	757.0	885.7
Total liabilities and equity	$1,860.5	$1,867.0

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in millions of U.S. dollars)

(unaudited)

	Three months ended March 31,
	2014	2013
Project revenue:
Energy sales	$59.0	$57.8
Energy capacity revenue	28.4	31.4
Other	27.2	26.0
	114.6	115.2
Project expenses:
Fuel	51.6	46.8
Operations and maintenance	22.0	21.1
Depreciation and amortization	27.7	29.1
	101.3	97.0
Project other income (expense):
Change in fair value of derivative instruments	16.0	8.1
Equity in earnings of unconsolidated affiliates	0.8	0.7
Interest expense, net	(6.1)	(2.8)
	10.7	6.0
Project income	24.0	24.2

Administrative and other expenses (income):
Administration	0.1	0.1
Interest, net	31.4	6.4
Foreign exchange gain	(6.6)	(2.4)
Other income, net	(2.1)	—
	22.8	4.1
Income from continuing operations before income taxes	1.2	20.1
Income tax benefit	(10.8)	(2.7)
Net income from continuing operations	12.0	22.8
Net (loss) income from discontinued operations	(0.1)	0.3
Net income	11.9	23.1
Net income attributable to preferred shares dividends of a subsidiary company	2.8	3.2
Net income attributable to Atlantic Power Limited Partnership	$9.1	$19.9

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in millions of U.S. dollars)

(unaudited)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$11.9	$23.1
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	27.7	29.5
Gain on sale of asset	(2.1)	—
Equity in earnings from unconsolidated affiliate	(0.8)	(0.7)
Unrealized foreign exchange gain	(6.6)	(2.4)
Change in fair value of derivative instruments	(16.0)	(8.1)
Change in deferred income taxes	(12.1)	(4.1)
Change in other operating balances
Accounts receivable	14.1	(2.5)
Inventory	—	0.9
Prepayments, supplies and other assets	(1.4)	(5.2)
Accounts payable	3.4	(0.7)
Accruals and other liabilities	(19.3)	(9.8)
Cash flows (used in) provided by operating activities	(1.2)	20.0

Cash flows provided by (used in) investing activities:
Proceeds from sale of asset, net	1.0	—
Purchase of property, plant and equipment	(2.3)	(0.7)
Cash flows used in investing activities	(1.3)	(0.7)

Cash flows provided by (used in) financing activities:
Proceeds Senior secured term loan facility	600.0	—
Repayment of corporate and project-level debt	(415.0)	—
Contributions from parent	8.1	—
Distributions to parent	(127.5)	(13.8)
Deferred financing costs	(38.9)	—
Dividends paid on preferred shares of a subsidiary company	(5.9)	(3.2)
Cash flows provided by (used in) financing activities	20.8	(17.0)

Net increase in cash and cash equivalents	18.3	2.3
Cash and cash equivalents at beginning of period	29.8	11.3
Cash and cash equivalents at end of period	$48.1	$13.6

Supplemental cash flow information
Interest paid	$36.9	$12.2
Taxes paid	$0.6	$1.4